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                                                                   June 15, 2000

Mr. Roy Roberts
c/o Worldwide Entertainment & Sports Corp.
29 Northfield Avenue
West Orange, New Jersey  07052

Dear Roy,

         This letter shall constitute your contract of employment with Worldwide Entertainment & Sports Corporation, a Delaware corporation with principal offices located at 29 Northfield Avenue, West Orange, New Jersey
07052("Worldwide"), containing the following terms and conditions:

         1. Date of Employment: Your employment under the terms of this contract shall commence June 15, 2000 through June 30, 2001(the "Term"). Worldwide shall have an option to extend your employment for an additional twelve month period (the "Option") upon providing you written notice at least thirty day before the end of the Term. In the event that Worldwide exercises the Option, this contract shall be deemed extended through and including June 30, 2002 (the "Extension Period"), and all the terms and conditions set forth herein shall remain in full force and effect during such Extension Period, provided however, that you and Worldwide shall negotiate regarding your annual salary for the Extension Period. In the event that the parties cannot reach an agreement on an annual salary for the Extension Period, then this Agreement shall terminate except for Sections 5 through 8 below which shall survive termination of this Agreement.

         2. Title and Responsibilities: You shall work full-time as Chief Financial Officer of Worldwide with responsibilities as directed by either the Chief Executive Officer , Executive Vice President or Board of Directors of Worldwide, which responsibilities shall include, but not be limited to, preparation of annual budgets, overseeing preparation of and compliance with all financial filing requirements under the federal securities laws; and overseeing all material aspects of Worldwide and its


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subsidiaries' bookeeping and such other duties as are prescribed by either the
Chief Executive Officer, Executive Vice President, or Board of Directors of Worldwide. In the event that Worldwide engages a replacement chief financial officer for you during the Term or the Extension Period, you shall be given management duties consistent with your business experience and all other terms and conditions of this Agreement shall remain in full force and effect. You shall render your services at either the existing office of Worldwide or any new office of Worldwide in either New York City or New Jersey.

         3. Compensation: Annual Salary of One Hundred and Forty Thousand Dollars ($140,000) (the "Base Salary"), payable in regular installments two times per month or on the same schedule as Worldwide distributes paychecks to employees. You shall also be eligible for grant of additional compensation in the form of cash bonus or grant of stock or option awards in the sole discretion of the Board of Directors of Worldwide.

4. Benefits: Medical insurance benefits commensurate with those standard benefits generally provided by Worldwide to its employees consistent with policies and practices established from time-to-time by the Board of Directors of Worldwide.

         5. Termination. (a) Notwithstanding anything herein contained, if, prior to the end of the Term:

                  (1) either (i) you shall be physically or mentally incapacitated or disabled (as determined by an independent physician selected by the Board of Directors of Worldwide) or otherwise unable fully to discharge your duties hereunder for a period of twelve consecutive weeks or an aggregate of twelve (12) weeks in any twelve (12) month period, (ii) you shall be convicted by, or shall have entered a plea of guilty or nolo contendere, in a court of competent and final jurisdiction for any crime involving moral turpitude, fraud, embezzlement, misappropriation, or any other felony or crime punishable by imprisonment, (iii) you shall commit any act of fraud, embezzlement or other act of misappropriation or (iv) you shall habitually neglect your duties and shall fail to correct such breach within twenty (20) days after written notice of such habitual neglect, then, in each such case, Worldwide shall have the right to give notice of termination of your services hereunder as of a date (not earlier than ten days from such notice) to be specified in such notice, and this Agreement shall terminate on the date so specified; or

                  (2) You shall die, then this Agreement shall terminate on the date of your death; or

                  (3) You elect to terminate this Agreement in the event of any material breach of this Agreement by Worldwide and Worldwide shall have failed to correct such breach within twenty (20) days after written notice by you of any such material breach(collectively, a "Good Reason"), then, in each such case, you shall have the right to give Worldwide notice of termination of your services hereunder, as of a date (not earlier than thirty (30) days from such notice) to be specified in such notice, and this


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Agreement shall terminate on the date so specified. For the purposes of this
Agreement, your election to terminate his employment for Good Reason shall not be considered a voluntary act by you.

                  (b) Upon termination of this Agreement pursuant to subsection
(a)(1)(i) or(a)(2) of this Section 5, neither party shall have any further obligations hereunder except that (i) you (or your estate in the event of your death) shall be entitled to receive your Base Salary which shall not have previously been paid to the date of termination, and (ii) both parties shall remain liable for obligations and covenants contained herein that extend beyond the Term of this Agreement.


                  (c) Upon termination of this Agreement as a result of Employee's voluntary action (other than termination by Employee for Good Reason) or pursuant to subsections (a)(1)(ii), (a)(1)(iii) or (a)(1)(iv) of this Section 11, neither party shall have any further obligations hereunder except (i) Employee shall be entitled to receive his Base Salary which shall not have previously been paid to the date of termination, and (ii) for obligations or covenants contained herein that extend beyond the Term of this Agreement.

                  (d) In the event your employment is terminated during the Term of this Agreement (a) pursuant to an effective election by you under subsection
(a)(3) of this Section 5 or (b) other than by Employee's voluntary action or pursuant to subsection (a)(2) of this Section 5 or (c) by Worldwide without cause, you shall be entitled to receive (i) your Base Salary which shall not have previously been paid to the date of termination and (ii) an amount equal to six months of your Base Salary, which amounts shall be payable in accordance with the Company's normal payroll practices then in effect and (iii) any benefits then vested under any benefit plans and otherwise payable in accordance with the provisions of the applicable benefit plan and applicable laws. You shall be entitled to receive the same amounts set forth in subsections (i) through (iii) of this subsection (d) in the event that you and Worldwide cannot reach an agreement for an Extension Period as set forth in Section 1 above.

         6. Confidentiality: You shall keep confidential during your employment and thereafter any information of a confidential, proprietary or trade secret nature of Worldwide, its affiliates and subsidiaries. Upon your ending of employment at Worldwide, you shall return to Worldwide all documents of any kind involving or relating to Worldwide, its affiliates, subsidiaries, and parent (collectively, the "Companies"), including computer files and any documents created by you.

         7. Work For Hire: You acknowledge that any right, title and interest in and to all of your "Creations" and work product made during the Term and the Extension Period, whether pursuant to this Agreement or otherwise, shall belong solely to Worldwide, whether or not they are protected or protectible under applicable patent, trademark, service mark, copyright or trade secret laws. For purposes of this Section 7, "Creations" means all inventions, designs, discoveries, books, manuscripts, compilations,


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improvements, articles, research and other copyrightable, patentable or otherwise protectible works of intellectual property (including, without limitation, any information relating to the Companies' software products, source code, know-how processes, designs, work-in-progress or business trade secrets) made or conceived or reduced to practice by the Companies. You agree that all work or other material containing or reflecting any such Creations shall be deemed work made for hire as defined in Section 101 of the Copyright Act, 15 U.S.C. Section 101. If it is determined that any such works are not works made for hire, you hereby assign to Worldwide all of your right, title and interest, including all rights of copyright, patent, and other intellectual property rights, to or in such Creations.

8.       Non-Competition:

                  (A) In view of the unique and valuable services it is expected you will render to Worldwide, and in consideration of the compensation to be received hereunder, you agree (i) that you will not, during the Term or any Extension Period Participate In (as defined below) any other business or organization, whether or not such business or organization now is or shall then be competing with or of a nature similar to the business or profession of any of the Companies, and (ii) for a period of six months after you cease to be engaged by Worldwide under this Agreement, you will not compete with or be engaged in the same business as or Participate In any other business or organization which during such one year period competes with or is engaged in the same business as any of the Companies with respect to any product or service sold or proposed to be sold or activity engaged in or proposed to be engaged in up to the time of such cessation except that in each case the provisions of this Section 8 will not be deemed breached merely because you own not more than 2% of the outstanding common stock of a company, if, at the time of its acquisition by you, such stock is listed on a national securities exchange, is reported on Nasdaq, or is regularly traded in the over-the-counter market by a member of a national securities exchange.

                  (B) As used in this Agreement, the term "Participate In" shall mean: "directly or indirectly, for his own benefit or for, with, or through any other person, firm, or company, own, manage, operate, control, loan money to, or participate in the ownership, management, operation, or control of, or be connected as a director, officer, employee, partner, consultant, agent, independent contractor, or otherwise with, or acquiesce in the use of his name in."

                  (C)Since a breach of the provisions of this Section 8 could not adequately be compensated by money damages, Worldwide shall be entitled, in addition to any other right and remedy available to it, to an injunction restraining such breach or a threatened breach, and in either case no bond or other security shall be required in connection therewith, and you hereby consent to the issuance of such injunction. You agree that the provisions of this
Section 8 are necessary and reasonable to protect Worldwide or any of the Companies in the conduct of their respective businesses. If any restriction contained in this Section 8 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or


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other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

         9. Successors and Assigns: Worldwide shall have the right to assign this contract without your consent in the event of a sale of all or substantially all of the assets , business, or stock of Worldwide to a third party. You shall not have the right to assign this contract.

         10. Notices: Any notices to Worldwide shall be given at its principal office presently located at 20 Northfield Avenue, West Orange, New Jersey 07052, attention: Chief Executive Officer or any new office to which Worldwide relocates. Any notices to you shall be given at your address set forth above or such other address as you shall request in writing for notices. Any notices hereunder may be given by either overnight delivery service or by certified mail, return receipt requested.

         11.Governing law: This Agreement shall be governed by the laws of the State of New York, without giving effect to that State's conflict of laws principles. The parties consent to the exclusive personal jurisdiction and venue of the State and Federal courts situated in New York County to resolve any dispute related to the employment relationship and irrevocably waive any defense or claims in any such actions or proceedings based on a lack of personal jurisdiction, improper venue, forum non conveniens or any similar basis to the maximum extent permitted by law.

         12. Severability: If any provision of this Agreement or the application of it shall be determined to be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions shall not be affected and shall be enforced to the greatest extent permitted by law.

         13. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes any prior or contemporaneous understanding with respect to its subject matter and shall not be modified except in writing executed by the parties.

         Your signature on this letter in the space provided below, shall constitute your acceptance of the terms and conditions of your employment agreement with Worldwide.


                                      Very truly yours,

                                      Worldwide Entertainment & Sports Corp.
                                      By:
                                         --------------------------------------
                                      Name:
                                      Title:
                                      Dated:


         Agreed, Understood and Accepted

         ---------------------------
         ROY ROBERTS
         Dated:
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         Dated:
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